===============================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                 K-Swiss Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                           [LOGO OF K-SWISS(R) INC.]

                             31248 Oak Crest Drive
                      Westlake Village, California 91361

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To be held May 17, 2001

                               ----------------

To the Stockholders of
K.Swiss Inc.:

  The Annual Meeting of Stockholders of K.Swiss Inc. (the "Company") will be held at the K.Swiss(R) Corporate Office, 31248 Oak Crest Drive, Westlake Village, California 91361 on Thursday, May 17, 2001 at 10:00 a.m., Los Angeles time. The purpose of the Annual Meeting is to consider and vote upon the following matters, as more fully described in the accompanying Proxy
Statement:

    (1) For holders of Class A Common Stock to elect two directors, and for holders of Class B Common Stock to elect three directors, in each case to serve one-year terms ending in 2002, or until their successors are elected and qualified.

    (2) To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

  The Board of Directors has fixed the close of business on April 6, 2001 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. In order to constitute a quorum for the conduct of business at the Annual Meeting, holders of a majority in voting interest of the Company's outstanding Common Stock must be present in person or be represented by proxy.

  All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are requested to mark, date, sign and return the enclosed proxy card as promptly as possible in the envelope provided. Stockholders attending the meeting may vote in person even if they have returned a proxy.

                                          By Order of the Board of Directors

                                          /s/ Steven Nichols
                                          Steven Nichols
                                          Chairman of the Board and
                                           President

Westlake Village, California
April 16, 2001

                                 K-SWISS INC.
                             31248 Oak Crest Drive
                      Westlake Village, California 91361

                               ---------------

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS

                                 May 17, 2001

                               ---------------

                      GENERAL INFORMATION ON THE MEETING

  This Proxy Statement is being mailed on or about April 16, 2001 in connection with the solicitation of proxies by and on behalf of the Board of Directors of K.Swiss Inc., a Delaware corporation ("K.Swiss" or the "Company"), for use at the Annual Meeting of Stockholders of the Company, which is to be held on Thursday, May 17, 2001 at 10:00 a.m. at the K.Swiss(R) Corporate Office, 31248 Oak Crest Drive, Westlake Village, California 91361, and any adjournment or postponement thereof.

  The entire cost of soliciting proxies will be borne by the Company, including expenses in connection with preparing and mailing of proxy solicitation materials. In addition to the use of mails, proxies may be solicited by certain officers, directors and regular employees of the Company, without extra compensation, by telephone, fax or personal interview. Although there is no formal agreement to do so, the Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxies and proxy material to the beneficial owners of the Company's stock.

                            RECORD DATE AND VOTING

  Only stockholders of record at the close of business on April 6, 2001 are entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof. As of April 6, 2001, 6,971,298 shares of Class A Common Stock and 2,953,478 shares of Class B Common Stock were outstanding, all of which shares are entitled to be voted at the meeting. Stockholders are entitled to one vote for each share of Class A Common Stock held of record, and ten votes for each share of Class B Common Stock held of record. At the meeting, holders of shares of Class A Common Stock will be entitled to elect two members of the Company's Board of Directors, and holders of shares of Class B Common Stock will be entitled to elect the remaining three members of the Company's Board of Directors. With respect to matters other than the election of directors or matters to which a class vote is not required by law, the presence, either in person or by proxy, of persons entitled to vote a majority in voting interest of the Company's outstanding Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of election appointed for the Annual Meeting and will determine whether or not a quorum is present. The inspector of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

  With respect to the election of directors or matters to which a class vote is required by law, the presence, either in person or by proxy, of persons entitled to vote a majority in voting interest of outstanding shares of a class of the Company's common stock is necessary to constitute a quorum for the election of directors to represent such class or for such other matters requiring a class vote. A stockholder giving a proxy may revoke it at any time before it is voted by filing written notice of revocation with the Secretary of the Company at 31248 Oak Crest Drive, Westlake Village, California 91361, or by appearing at the meeting and voting in person. A prior proxy is automatically revoked by a stockholder giving a valid proxy bearing a later date. Shares represented by all valid proxies will be voted in accordance with the instructions contained in the proxies. In the absence of instructions, shares represented by valid proxies will be voted in accordance with recommendations of the Board of Directors as shown on the proxy.

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information known to the Company as of April 6, 2001 with respect to the beneficial ownership of the Company's Common Stock by (i) each stockholder known by the Company to own beneficially more than 5% of the outstanding shares of any class of Common Stock, (ii) each director of the Company, (iii) each of the Named Officers appearing in the Summary Compensation Table below, and (iv) all directors and officers as a group:

                                       Class A                         Class B
                           -------------------------------- -----------------------------
Name or Identity of Group    Number of Shares    Percent of  Number of Shares  Percent of
and Address(1)             Beneficially Owned(2) Class A(3) Beneficially Owned Class B(3)
-------------------------  --------------------- ---------- ------------------ ----------
Directors and Named Offi-
 cers:
  Steven Nichols.........          91,000(4)        1.3%        2,683,220(5)      90.8%
  George Powlick.........         112,484(6)        1.6               --           --
  Lawrence Feldman.......           5,560           0.1           121,752(7)       4.1
  Stephen Fine...........          70,000(8)        1.0               --           --
  Jonathan K. Layne......           2,000           0.0               --           --
  Martyn Wilford.........             --            --                --           --
  Preston Davis..........          23,400(9)        0.3               --           --
  Thomas Harrison........          18,400(10)       0.3               --           --
  Deborah Mitchell.......          12,666(11)       0.2               --           --
All Directors and Offi-
 cers as a Group
 (14 persons)............         410,742           5.7         2,804,972         94.9
Other Principal Stock-
 holders:
  Nichols Family Trust...             --            --          2,667,412(12)     90.3
   31248 Oak Crest Drive
   Westlake Village, CA
   91361
  Systematic Financial
   Management, L.P. .....         645,175(13)       9.3               --           --
   300 Frank W. Burr
    Boulevard
   Teaneck, NJ 07666
  Dimensional Fund Advi-          531,900(14)       7.6               --           --
   sors Inc. ............
   1299 Ocean Avenue
   Santa Monica, CA 90401
  Kern Capital Manage-            383,500(15)       5.5               --           --
   ment, LLC.............
   114 West 47th Street,
    Suite 1926
   New York, NY 10036

--------
 (1) Unless otherwise indicated, all addresses are c/o K.Swiss Inc., 31248 Oak Crest Drive, Westlake Village, California 91361.

 (2) If shares of Class B Common Stock are owned by the named person or group, excludes shares of Class B Common Stock convertible into a corresponding number of shares of Class A Common Stock.

 (3) Percentages are calculated based on the total number of shares of Class A Common Stock outstanding (6,971,298) and on the total number of shares of Class B Common Stock outstanding (2,953,478) as of April 6, 2001, plus, where applicable, shares issuable upon exercise of options within sixty days after April 6, 2001.

 (4) Consists of options to acquire 91,000 shares of Class A Common Stock, which options are exercisable within sixty days after April 6, 2001.

 (5) Includes 15,808 shares, which are held by Steven Nichols as trustee of a trust for the benefit of a related individual and 2,667,412 shares, which are owned by the Nichols Family Trust. Steven Nichols, co-trustee of the Nichols Family Trust, exercises sole power to vote and dispose of shares held by the Nichols Family Trust. Such shares, which are owned by the Nichols Family Trust, are also shown as beneficially owned by Mr. Nichols.

 (6) Includes options to acquire 46,500 shares of Class A Common Stock, which options are exercisable within sixty days after April 6, 2001.

 (7) Such shares are held by Lawrence Feldman and his wife as trustees of trusts for the benefit of other unrelated individuals.

 (8) Such shares are owned of record by The Biltrite Corporation, of which Stephen Fine is a Director and President. Mr. Fine is a 50% owner of The Biltrite Corporation.

 (9) Includes options to acquire 20,800 shares of Class A Common Stock, which options are exercisable within sixty days after April 6, 2001.

(10) Consists of options to acquire 18,400 shares of Class A Common Stock, which options are exercisable within sixty days after April 6, 2001.

(11) Consists of options to acquire 12,666 shares of Class A Common Stock, which options are exercisable within sixty days after April 6, 2001.

(12) Steven Nichols, co-trustee of the Nichols Family Trust, exercises sole power to vote and dispose of shares held by the Nichols Family Trust. Such shares, which are owned by the Nichols Family Trust, are also shown as beneficially owned by Mr. Nichols.

(13) Based solely upon information contained in a Schedule 13G, dated March 21, 2001, received by the Company.

(14) Based solely upon information contained in a Schedule 13G, as amended, dated February 2, 2001. Dimensional Fund Advisors Inc. ("Dimensional") has advised the Company that it is a registered investment advisor and that the securities shown above are held by several investment vehicles for which Dimensional serves as investment manager and that Dimensional thereby disclaims beneficial ownership of all such securities.

(15) Based solely upon information contained in a Schedule 13G dated February 8, 2001, received by the Company.

                             ELECTION OF DIRECTORS

  Under the Restated Certificate of Incorporation and the Restated Bylaws of the Company, two (2) directors out of a total of five (5) are to be elected at the 2001 Annual Meeting of Stockholders by the holders of Class A Common Stock to serve one-year terms expiring at the 2002 Annual Meeting of Stockholders or until their successors are duly elected and qualified. The remaining three (3) directors are to be elected at the 2001 Annual Meeting of Stockholders by the holders of Class B Common Stock to serve one-year terms expiring at the 2002 Annual Meeting of Stockholders or until their successors are duly elected and qualified. Unless authority to vote for a certain nominee is withheld by an indication thereon, the Class A Common Stock proxy will be voted to re-elect Stephen Fine and Martyn Wilford, and the the Class B Common Stock proxy will be voted to re-elect Steven Nichols, George Powlick and Lawrence Feldman, in all cases to serve until the 2002 Annual Meeting of Stockholders or until their respective successors are elected and qualified. Jonathan Layne has decided not to run for re-election as a director of the Company. The Company has no reason to believe that any of those named will not be available as a candidate. However, if such a situation should arise, the proxy may be voted for the election of other nominees as directors at the discretion of the person acting pursuant to the proxy. Certain information regarding the nominees for election by the holders of Class A Common Stock and the holders of Class B Common Stock is set forth below.

  The vote of a majority of the shares of Class A Common Stock voting at the Annual Meeting (with each share entitled to one vote) is required for the election of the two directors to be elected by the holders of Class A Common Stock. The vote of a majority of the shares of Class B Common Stock voting at the Annual Meeting (with each share entitled to ten votes) is required for the election of the three directors to be elected by the holders of Class B Common Stock.

    Nominees for Election by Class A Common Stockholders at the 2001 Annual
                                    Meeting

                                                             Position
                                                Age at         with   Director
         Name                              December 31, 2000 Company   Since
         ----                              ----------------- -------- --------
   Stephen Fine...........................         52        Director   2000(1)
   Martyn Wilford.........................         49        Director   1990

    Nominees for Election by Class B Common Stockholders at the 2001 Annual
                                    Meeting

                                 Age at                    Position with               Director
         Name               December 31, 2000                 Company                   Since
         ----               -----------------              -------------               --------
   Steven Nichols..........         58            Chairman of the Board, President       1987
   George Powlick..........         56        Vice President--Finance, Chief Financial   1990
                                                  Officer, Secretary and Director
   Lawrence Feldman........         58                        Director                   1987

--------
(1) Mr. Fine previously served as a director of the Company from 1987 to August 1998.

Principal Occupations of Class A and Class B Nominees During Last Five Years

  Steven Nichols has been President and Chairman of the Board of the Company since 1987. From 1980 to 1986, Mr. Nichols was a director and Vice-President-- Merchandise of Stride Rite Corp., a footwear manufacturer and holding company. In addition, Mr. Nichols was President of Stride-Rite Footwear from 1982 to 1986. From 1979 to 1982, Mr. Nichols served as an officer and President of Stride Rite Retail Corp., the largest retailer of branded children's shoes in the United States. From 1962 through 1979, he was an officer of Nichols Foot Form Corp., which operated a chain of New York retail footwear stores.

  George Powlick, Director, Vice President--Finance, Chief Financial Officer and Secretary, joined the Company in January 1988. Mr. Powlick is a certified public accountant and was an audit partner in the independent public accounting firm of Grant Thornton from 1975 to 1987.

  Lawrence Feldman, a Director of the Company, has been President of the Rug Warehouse, Inc., a New York City oriental rug retailer and wholesaler, since 1977 and Vice-President of Loom & Weave, Ltd., a wholesaler of collectible antique textiles and rugs, since 2000. From 1973 to 1977, he was Vice President for Design and Product Development for Hart Schaffner & Marx, a clothing manufacturer and retailer.

  Stephen Fine, a Director of the Company, has been a Director, President and Chief Operating Officer of The Biltrite Corporation since 1985, and from 1982 to 1985 he served as Executive Vice-President of Biltrite, a supplier of rubber and plastics products used in footwear, flooring and industrial applications. From 1970 to 1982, he held various executive positions with American Biltrite Inc. Mr. Fine is a Director of Maxwell Shoe Company Inc., a manufacturer of women's casual and dress footwear.

  Martyn Wilford, a Director of the Company and of K-Swiss UK Ltd. (a Company subsidiary), has been Chairman of the Board and Chief Executive Officer of Joseph Clark & Sons (Soho) Limited, a British leather trader, since 1986. Mr. Wilford joined Joseph Clark & Sons in 1974. He is a chartered accountant.

                   CERTAIN INFORMATION CONCERNING THE BOARD
                  OF DIRECTORS AND CERTAIN OF ITS COMMITTEES

  The Board of Directors has the following standing committees: Compensation and Stock Option Committee and Audit Committee. The Company does not have a nominating committee of its Board of Directors.

Meetings of the Board of Directors and Committees

  The Board of Directors held four formal meetings during fiscal 2000 and took action on numerous matters by unanimous written consent. Each Director attended at least 75% of the meetings of the Board and Board Committees of which he was a member.

  The Compensation and Stock Option Committee is composed of Messrs. Lawrence Feldman, Stephen Fine and Martyn Wilford. This Committee met six times during fiscal 2000.

  The Audit Committee is composed of Messrs. Lawrence Feldman, Stephen Fine and Martyn Wilford each of whom are independent within the meaning of the National Association of Securities Dealers listing standards. This committee met two times during fiscal 2000.

Remuneration of Directors

  During 2000, all directors who are not employees were paid a lump-sum of $2,000, plus $2,000 for each committee served on and $2,000 per regular Board meeting attended, and normal and necessary expenses for attending all such meetings. The Company also pays non-employee directors of its subsidiaries similar amounts.

                             EXECUTIVE COMPENSATION

  The following table sets forth information with respect to the compensation paid by the Company during the years ended December 31, 2000, 1999 and 1998 to the Chief Executive Officer and the four most highly compensated executive officers of the Company (the Named Officers) whose salary and bonus exceeded $100,000 in 2000.

                           SUMMARY COMPENSATION TABLE

                                      Annual        Long Term
                                   Compensation    Compensation
                                 ----------------- ------------
                                                      Awards
                                                   ------------
                                                     Options/
Name and Principal                                     SARs        All Other
Position                    Year  Salary  Bonus(1)     (#)      Compensation(2)
------------------          ---- -------- -------- ------------ ---------------
Steven Nichols............  2000 $767,431 $451,554   100,000        $98,917(3)
President and Chief         1999  746,834  746,834       --          80,943(3)
 Executive Officer          1998  721,622  721,622       --          59,479(3)

Preston Davis...........    2000  171,543  102,926     1,000         17,100
Vice President--Sales       1999  166,546   99,928       --          15,502
                            1998  161,695   97,017       --          17,151

Thomas Harrison ..........  2000  169,899  101,939     1,000         19,043
Senior Vice President       1999  164,951   98,971       --          16,761
                            1998  160,146   96,088       --          16,850

Deborah Mitchell..........  2000  247,165  138,813     5,000         19,892
Vice President--Marketing   1999  236,383  189,106    27,000         16,562
                            1998  190,088  152,070       --          16,626(4)

George Powlick............  2000  262,386  123,378    30,000         52,233(5)
Vice President--Finance,    1999  254,744  203,795    62,000         50,635(5)
 Chief Financial Officer    1998  247,324  197,859       --          19,643(5)(6)

--------
(1) Includes cash bonuses earned and accrued during the year indicated, but paid subsequent to the end of the year.

  Effective July 1, 1996 the Company adopted an executive bonus program based on changes in Economic Value Added ("EVA"). See "Compensation and Stock Option Committee Report".

  The balance accrued in notional EVA bank accounts at the end of 1997 for the Named Officers are as follows: Steven Nichols--$308,430, Preston Davis--$147,858, Thomas Harrison--$136,410, Deborah Mitchell--$145,881 and George Powlick--$84,297.

  The balance accrued in notional EVA bank accounts at the end of 1998 (excluding amounts disclosed above as "Bonus" but including balances carried forward from 1997) for the Named Officers are as follows: Steven Nichols--$1,316,536, Preston Davis--$384,642, Thomas Harrison--$417,121,
  Deborah Mitchell--$352,840 and George Powlick--$360,706.

  The balance accrued in notional EVA bank accounts at the end of 1999 (excluding amounts disclosed above as "Bonus" but including balances carried forward from 1998) for the Named Officers are as follows: Steven Nichols--$2,874,432, Preston Davis--$572,724, Thomas Harrison--$647,421,
  Deborah Mitchell--$713,479 and George Powlick--$785,823.

  The balance accrued in notional EVA bank accounts at the end of 2000 (excluding amounts disclosed above as "Bonus" but including balances carried forward from 1999) for the Named Officers are as follows: Steven Nichols--$1,704,270, Preston Davis--$289,729, Thomas Harrison--$366,827,
  Deborah Mitchell--$396,296 and George Powlick--$465,989. Based on the Company's future performance, the Named Officers may or may not be paid these balances. See "Compensation and Stock Option Committee Report."

(2) Comprised of the Company's profit sharing and 401(k) matching contributions made in the stated year on behalf of the Named Officers, cash payments made relating to the number of stock options held by the Named Officers and term life insurance premiums for the benefit of the Named Officers.

(3) Includes $70,610, $51,050 and $19,050 for 2000, 1999 and 1998,
    respectively, of above-market interest earned on deferred compensation.

(4) Includes $787 for 1998 of imputed interest related to a non-interest bearing loan made by the Company to Ms. Mitchell.

(5) Includes $29,031, $29,835 and $7,620 for 2000, 1999 and 1998,
    respectively, of above-market interest earned on deferred compensation.

(6) Includes $366 for 1998 of imputed interest related to a non-interest bearing loan made by the Company to Mr. Powlick.

                          STOCK OPTION GRANTS IN 2000

  The following table sets forth information with respect to options to purchase the Company's Class A Common Stock granted in 2000 to the Named Officers.

                                                                              Potential
                                      Individual Grants                  Realizable Value at
                         -----------------------------------------------   Assumed Annual
                                    % of Total                             Rates of Stock
                                     Options                             Price Appreciation
                         Options    Granted to    Exercise               for Option Term(1)
                         Granted    Employees      Price      Expiration -------------------
Name                     (#)(2)      in 2000   (per share)(3)    Date       5%       10%
----                     -------    ---------- -------------- ---------- -------- ----------
Steven Nichols.......... 50,000(4)      16%        $10.13      02/20/10  $318,378 $  806,832
                         50,000(5)      16          12.75      05/17/10   400,920  1,016,011

Preston Davis...........  1,000(6)      --          10.13      02/20/10     6,368     16,137

Thomas Harrison.........  1,000(6)      --          10.13      02/20/10     6,368     16,137

Deborah Mitchell........  5,000(6)       2          10.13      02/20/10    31,838     80,683

George Powlick.......... 30,000(7)      10          10.13      02/20/10   191,027    484,099

--------
(1) Potential realizable value is based on the assumption that the fair market value of the common stock price will appreciate at the annual rate shown (compound annually) from the grant date until the end of the ten year option term. This value is calculated based on requirements of the Securities and Exchange Commission and does not reflect the Company's estimate of future stock price growth.

(2) The Company's 1999 Stock Incentive Plan is administered by the Compensation and Stock Option Committee of the Board of Directors which determines the eligibility of persons under the Plan, the number of awards to be granted and the terms of such grants.

(3) Options were granted at market value at the date of grant (the closing price of the Company's Class A Common Stock on the Nasdaq National Market). The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

(4) Options granted on February 21, 2000 vest at the rate of 10% per month beginning March 21, 2001.

(5) Options granted on May 18, 2000 vest at the rate of 10% per month beginning June 18, 2001.

(6) Options granted commenced vesting on February 21, 2000 and vest 33% three years, four years and five years, respectively, after the date upon which such options commenced vesting.

(7) Options granted commenced vesting on February 21, 2000 and vest 100% at five years after the date upon which such options commenced vesting.

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                    VALUES

  The following table sets forth information with respect to options exercised, unexercised options, and year end values, in each case with respect to options to purchase the Company's Class A Common Stock granted in 2000 and prior years under the 1990 and 1999 Stock Incentive Plans to the Named Officers and held by them at December 31, 2000.

                                                                       Value of Unexercised
                          Shares             Number of Unexercised         In-the-Money
                         Acquired                 Options at                Options at
                            on               December 31, 2000 (#)     December 31, 2000(1)
                         Exercise  Value   ------------------------- -------------------------
    Name                   (#)    Realized Exercisable Unexercisable Exercisable Unexercisable
    ----                 -------- -------- ----------- ------------- ----------- -------------
Steven Nichols..........   --       $--      76,000       100,000    $1,567,500   $1,356,250
Preston Davis...........   --        --      18,800         4,200       283,850       78,475
Thomas Harrison.........   --        --       9,200        18,600       182,700      363,775
Deborah Mitchell........   --        --      12,666        65,334       261,236      936,326
George Powlick..........   --        --      18,100       102,400       313,073      668,687

--------
(1) Represents the difference between the closing price of the Company's Class A Common Stock on December 31, 2000 of $25.00 and the exercise price of the options.

                             EMPLOYMENT AGREEMENTS

  The Company and Steven Nichols, the Company's Chairman, President and Chief Executive Officer, are parties to a five-year employment agreement commencing January 1, 2001 and ending December 31, 2005. Under this agreement, Mr. Nichols received an annual base salary of $767,431 during 2000 and will receive the same amount (plus an adjustment for cost of living increases) during 2001 and for each subsequent year thereafter. Mr. Nichols is also eligible to receive a cash bonus award, if any, each year, payable pursuant to the Company's Economic Value Added bonus plan, depending upon the financial performance of the Company as compared to the prior year. See "Executive Compensation--Compensation and Stock Option Committee Report." The employment agreement prohibits Mr. Nichols from competing with the Company and its subsidiaries for a period of 12 months following termination of his employment, although this restriction is not applicable beyond December 31, 2005, if Mr. Nichols remains employed by the Company on or after that date. The agreement is terminable upon 30 days written notice by Mr. Nichols under certain circumstances, such as a reduction in salary or position, and is terminable by the Company for cause.

  In connection with a prior employment agreement, the Company and Mr. Nichols entered into an amended and restated registration rights agreement which granted Mr. Nichols the right to cause the Company to register outstanding shares of Class A Common Stock issuable upon conversion of Class B Common Stock, held by Mr. Nichols or any entity formed primarily for the benefit of members of his family, in each case upon any proposal by the Company to register shares of any class of Common Stock under the Securities Act of 1933, as amended, in a public offering for cash.

                COMPENSATION AND STOCK OPTION COMMITTEE REPORT

Summary of Compensation Policies For Executive Officers

  The Compensation and Stock Option Committee (the "Compensation and Stock Option Committee" or the "Committee") administers the Company's stock option plans, reviews the Company's compensation plans, programs and policies and monitors the performance and compensation of executive officers and other key employees and makes appropriate recommendations and reports to the full Board of Directors concerning matters of executive compensation.

  The Company's philosophy is to maintain compensation programs which attract, retain and motivate senior management with economic incentives which are directly linked to financial performance and increased stockholder value. The key elements of the Company's executive compensation program consists of a base salary, potential for an annual bonus directly linked to individual and overall Company performance and the grant of stock options and other stock incentive awards intended to encourage the achievement of superior results over time and to directly align executive officer and stockholder economic interests.

  The Committee believes the Chief Executive Officer's compensation should be heavily influenced by Company performance. The Chief Executive Officer and the Company are parties to a five-year employment agreement which expired December 31, 2000 (the "1995 Agreement") and a five-year employment agreement which expires December 31, 2005 (the "2000 Agreement"). See "Executive Compensation--Employment Agreements." The Chief Executive Officer received an annual base salary of $767,431 during 2000 and will receive the same amount plus an adjustment for cost of living increases during each subsequent year thereafter. Under the 1995 Agreement, he was also eligible to receive a cash bonus award each year in an amount ranging up to 200% of his base salary, depending entirely upon the financial performance of the Company as compared to the prior year, provided however, for the years ending December 31, 1996 through 1999, Mr. Nichols had voluntarily agreed to waive that portion of the bonus he would have received under his employment agreement for these years to the extent it exceeded the amount he would have received under the Company's Economic Value Added ("EVA") bonus plan. Mr. Nichols' 1998, 1999 and 2000 bonuses calculated in accordance with his employment contract would have been $1,443,244, $1,493,668 and $0 respectively. The Company's EVA bonus plan was designed by Stern Stewart & Co., consultants specializing in EVA plans, and basically rewards managers for increases in EVA (i.e. after tax operating profit, minus a charge for all capital employed). Under the applicable bonus program, the Chief Executive Officer received bonus payments of $721,622, $746,834 and $451,554 for the years ending December 31, 1998, 1999 and 2000, respectively. Under the 2000 Agreement, Mr. Nichols' bonus award is calculated pursuant to the Company's Economic Value Added bonus plan. The Committee believes this arrangement provides the Chief Executive Officer significant incentive and aligns what could amount to (as in 1998, 1999 and 2000) a bonus equal to a substantial percentage of his annual salary directly to the Company's economic improvement.

   In February 1996 Mr. Nichols received a grant of 100,000 options to purchase shares of Class A Common Stock at an exercise price of $4.38 per share and in February 2000, he received a grant of 50,000 options to purchase shares of Class A Common Stock at an exercise price of $10.13 per share. In addition, the 2000 Agreement provides for the grant by the Company of options to purchase 50,000 shares of Class A Common Stock which options were granted in May 2000 at an exercise price of $12.75 per share. All exercise prices were not less than the fair market value of such shares at the time of grant. The Committee believes these salary, bonus and option arrangements, together with the Chief Executive Officer's substantial equity ownership in the Company, provide him with incentive to perform at superior levels and in a manner which is directly aligned with the economic interests of the Company's stockholders.

  The Committee has adopted similar policies with respect to overall compensation of the Company's other executive officers. The salaries of the Company's executive officers have been established by considering the salaries of similar executives of comparably-sized companies both within and outside the industry within which the Company operates. In addition, other relative performance factors, including the individual's past performance and future potential, are considered in establishing base salaries of executive officers. Salaries for the Company's executive officers for 2000 generally increased 3% over the prior year's salaries with specific salary increases depending upon corporate performance, individual performance and inflation during the prior fiscal year.

  Effective July 1, 1996, the Company adopted, for certain of its executive officers plus other key management personnel, a bonus plan based on increasing the Company's EVA. Participants can earn a target bonus, based on the participant's role, responsibilities, and business unit, if target results are achieved. If target results are exceeded or missed, bonuses are proportionately increased or decreased. Target bonuses (expressed as a percentage of salary) and related performance goals (expressed as changes in
EVA) have been established , after assessing recommendations of management and outside consulants. EVA represents the net after tax operating profit less a charge for capital employed and is measured for the Company as a whole as well as individual business units within the Company.

  Each year a participating executive receives a bonus declaration equal to their target bonus multiplied by their business unit's EVA performance factor. The bonus declaration is accrued and placed in a notional bank account from which annual bonus payments are made to the executive. Annual payments from the notional bank account are equal to the bank balance (if the bank balance is less than or equal to one target bonus) plus one third of any excess bank balance after payment of target bonus, limited to one additional target bonus. Remaining bank balances are carried forward and are subject to forfeiture if the employee leaves the Company or the subsequent years change in EVA does not achieve plan performance parameters.

  During 2000, all Named Officers earned at least one target bonus because the impact of the decrease in 2000 EVA was not large enough to reduce the Named Officer's bonus bank below one bonus unit. The committee believes that EVA represents a key financial indicator of stockholder value and is an appropriate measure of Company financial performance.

  The Committee also generally grants stock options to the executive officers based primarily upon a subjective evaluation of the executive's past performance and future ability to influence the Company's long-term growth and profitability and secondarily upon the Company's recent economic performance. See "Stock Option Plans." Options are generally (but not always) granted at current market values and generally (but not always) contain vesting periods over a three-year period commencing on the third anniversary of the date of option grant. In some cases, the Committee has granted options with exercise prices of $1.00 per share to certain employees in amounts less than it would have granted to such persons at the then current market values. The Committee believes that this practice, although not widely utilized, can be a significant factor in motivating certain individuals, particularly those persons the Company is seeking initially to hire. In making new option grants, the Committee does consider the number of options already held by an executive officer. Since the value of a stock option bears a direct relationship to the Company's stock price, the Committee believes they are effective incentives for management to create value for stockholders. Consequently, the Committee believes stock options are a critical component of its long-term, performance-based compensation philosophy.

  Under 1993 federal law and applicable regulations, income tax deductions for compensation paid by publicly-traded companies may be limited to the extent total compensation (including base salary, annual bonus, restricted stock awards, stock option exercises, and non-qualified benefits) for certain executive officers exceeds $1 million in any one year. Under the law, the deduction limit does not apply to payments which qualify as "performance-based". To qualify as "performance-based", compensation payments must be made from a plan that is administered by a committee of outside directors. In addition, the material terms of the plan must be disclosed to and approved by stockholders, and the committee must certify that the performance goals were achieved before payments can be awarded.

  The Committee intends to design the Company's compensation programs to conform with the legislation and related regulations so that total compensation paid to any employee will not exceed $1 million in any one year, except for compensation payments in excess of $1 million which qualify as "performance-based". However, the Company may pay compensation which is not deductible in limited circumstances when sound management of the Company so requires.

                                               Compensation and Stock Option
                                               Committee

                                               Lawrence Feldman
                                               Stephen Fine
                                               Martyn Wilford

Dated: April 4, 2001

  The above report of the Compensation and Stock Option Committee will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates same by reference.

Compensation Committee Interlocks and Insider Participation

  Directors Feldman, Fine, and Wilford comprise the Compensation and Stock Option Committee.

  In June 1988, the Company issued to the Rug Warehouse Inc. Pension Plan & Trust ("RWI") (of which Mr. Feldman, a Director of the Company, was trustee) 10% junior subordinated debentures in the principal amount of $400,000 to refinance certain junior subordinated debentures that were then repaid. The debentures are due on December 31, 2001 with interest payable quarterly. Beginning June 30, 1996 and on each December 31 and June 30 thereafter until the debentures are fully retired, the holder of such debentures may require the Company to redeem $50,000 (or such lesser principal amount outstanding) of such debentures on such dates. The Company has been informed that RWI has transferred its debentures to Mrs. Susan Feldman, the wife of Mr. Feldman.

                         REPORT OF THE AUDIT COMMITTEE

  The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the internal control system. The Audit Committee has reviewed and discussed with management the audited financial statements.

  The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has reviewed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board.

  The Committee discussed with the Company's independent auditors the overall scope and plans for their audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

  In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                               Audit Committee

                                               Lawrence Feldman
                                               Stephen Fine
                                               Martyn Wilford

Audit and Other Fees

  During the year ended December 31, 2000, the Company paid the Company's independent auditors, Grant Thornton LLP, $126,600 for audit services and $11,700 for non-audit services. Non-audit services consisted primarily of certain international tax return work.

Audit Committee Charter

  On May 18, 2000, the Company's Board of Directors adopted a charter for the Audit Committee of the Board. A full text of the Audit Committee Charter as so adopted is attached hereto as Appendix A.

                         STOCK PRICE PERFORMANCE GRAPH

                    Compare 5-Year Cumulative Total Return
                   Among K-Swiss Inc. Class A Common Stock,
                   Broad Market Index and Industry Index(1)

  The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                    [PERFORMANCE GRAPH APPEARS HERE]

Measurement Period                              INDUSTRY
(Fiscal Year Covered)        K-SWISS INC CL A   INDEX        NASDAQ
---------------------        ----------------   --------     -------
Measurement Pt-01/01/1996    $100.00            $100.00      $100.00
FYE 12/31/1996               $ 91.56            $157.13      $124.27
FYE 12/31/1997               $151.49            $116.87      $152.00
FYE 12/31/1998               $251.46            $106.07      $214.39
FYE 12/31/1999               $348.44            $144.66      $378.12
FYE 12/31/2000               $470.44            $152.60      $237.66


                   ASSUMES $100 INVESTED ON JANUARY 1, 1996
                         ASSUMES DIVIDENDS REINVESTED
                        FISCAL YEARS ENDING DECEMBER 31

--------
(1) Industry Index chosen was Media General Industry Group 321--Textile-- Apparel Footwear & Accessories

                              STOCK OPTION PLANS

  On January 9, 1990, the Board of Directors adopted the K-Swiss Inc. 1990 Stock Incentive Plan (the "1990 Plan") which authorized the issuance of up to 1,050,000 shares of Class A Common Stock, subject to adjustments under certain circumstances. As amended, the aggregate number of shares issuable upon options and other awards under this plan was 1,650,000 shares of Class A Common Stock. Any person who was employed by the Company on a salaried basis was eligible to participate in the 1990 Plan. Awards may no longer be granted under the 1990 Plan. Although any award that was duly granted on or prior to such date may thereafter be exercised or settled in accordance with its terms, no shares of Class A Common Stock will be issued pursuant to any award after January 9, 2010. The 1990 Plan is administered by a committee of the Board of Directors of the Company, which has full power to construe the 1990 Plan. The 1990 Plan authorized the Compensation and Stock Option Committee to enter into any type of arrangement with an eligible employee that, by its terms, involved or might involve the issuance of (1) Class A Common Stock, (2) an option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege at a price related to the Class A Common Stock, or (3) any other security or benefit with a value derived from the value of the Class A Common Stock.

  As of April 6, 2001, there were 2,285,286 options granted, 962,194 options exercised, 717,667 options cancelled and 605,425 options outstanding under the 1990 Plan. Such options are exercisable at prices ranging from $0.50 to $47.38 per share. There are no options available for future grant under the 1990 Plan.

  On April 12, 1999 the Board of Directors, and on May 20, 1999 the stockholders of the Company, each adopted and approved the K-Swiss Inc. 1999 Stock Incentive Plan (the "1999 Plan"). The 1999 Plan provides that the aggregate number of shares that may be issued pursuant to all Awards shall not exceed 600,000. The purpose of such plan is to enable the Company to attract, retain and motivate its employees and consultants in the Company, and to attract, retain and motivate its non-employee directors and further align their interest with those of the stockholders of the Company by providing for or increasing their proprietary interest of such persons in the Company. Awards may not be granted under the 1999 Plan after April 12, 2009. Although any award that was duly granted on or prior to such date may thereafter be exercised or settled in accordance with its terms, no shares of Class A Common Stock may be issued pursuant to any award after April 12, 2019. The 1999 Plan is administered by a committee of the Board of Directors of the Company, which has full power to construe the 1999 Plan. The 1999 Plan authorizes the Compensation and Stock Option Committee to enter into any type of arrangement with an eligible person that, by its terms, involves or might involve the issuance of (1) Class A Common Stock or of any other class of security of the Company that is convertible into shares of Common Stock ("Shares") or (2) a right or interest with an exercise or conversion privilege at a price related to the Shares or with a value derived from the value of the Shares. As of April 6, 2001, 323 persons were eligible to so participate.

  During the year ended December 31, 2000 all current executive officers
(10 persons) were granted options to acquire an aggregate of 158,000 shares of Class A Common Stock at an average per share exercise price of $11.11. During the year ended December 31, 2000, other employees were granted options to acquire 148,450 shares of Class A Common Stock at an average exercise price of $11.31 per share. As of April 6, 2001, there were 441,700 options granted, 4,000 options cancelled, 437,700 options outstanding and 162,300 options available for future grant under the 1999 Plan. Such options are exercisable at a price of $1.00 to $27.13 per share.

                             CERTAIN TRANSACTIONS

  In June 1988, the Company issued to George Powlick (Director, Vice President--Finance and Chief Financial Officer of the Company) 10% junior subordinated debentures in the principal amount of $100,000 to refinance certain junior subordinated debentures that were then repaid. The debentures are due on December 31, 2001 with interest payable quarterly. Beginning June 30, 1996 and on each December 31 and June 30 thereafter until the debentures are fully retired, the holder of such debentures may require the Company to redeem $50,000 (or such lesser principal amount outstanding) of such debentures on such dates.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Brian Sullivan, an officer of the Company, inadvertently failed to timely file with the Securities and Exchange Commission a Form 4 reporting the July 2000 conversion and sale of stock options for the Company's Class A Common Stock and the August 2000 conversion of stock options for the Company's Class A Common Stock. Form 4's reporting such transactions were filed in November 2000.

               RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

  Grant Thornton was the Company's certified public accountant for fiscal 2000. During fiscal 2000, the Company also engaged Grant Thornton to render certain non-audit professional services involving general consultations.

  The appointment of auditors is approved annually by the Board of Directors which is based in part on the recommendation of the Audit Committee. In making its recommendation, the Audit Committee reviewed both the audit scope and estimated audit fees for the coming year. Grant Thornton has been selected by the Audit Committee and the Board of Directors for the current year. Stockholder approval is not sought in connection with this selection. Each professional service performed by Grant Thornton during fiscal 2000 was reviewed, and the possible effect of such service on the independence of the firm was considered, by the Audit Committee. Representatives of Grant Thornton will be present at the Annual Meeting of Stockholders and will be given an opportunity to make a statement if they desire to do so and will respond to questions from stockholders.

                 STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

  Proposals of stockholders intended to be presented at the 2002 annual meeting of stockholders, pursuant to Rule 14a-8 under the Exchange Act, must be received by the Company no later than December 17, 2001 in order to be considered for inclusion in the Company's proxy materials for that meeting. Proposals should be submitted in writing to the Secretary of the Company at the address set forth on the first page of this Proxy Statement. In addition, the Company's Restated Bylaws require that the Company be given advance written notice of stockholder nominations for election to the Company's Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in the Company's proxy materials in accordance with Rule 14a-8 under the Exchange
Act). The Secretary must receive such notice at the address noted above not less than 90 days in advance of such meeting or, if later, the seventh day following the first public announcement of the date of the meeting.

                                 MISCELLANEOUS

  The Company knows of no matters other than the foregoing to be brought before the Annual Meeting, but if any other such matter properly comes before the meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the proxies in accordance with their best judgment.

  The Annual Report of the Company for the fiscal year ended December 31, 2000, including financial statements, is being mailed under the same cover to each person who was a stockholder of record on April 6, 2001.

  The Company will furnish without charge a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed with the Securities and Exchange Commission, to any stockholder desiring a copy. Stockholders may write to K-Swiss Inc., 31248 Oak Crest Drive, Westlake Village, California 91361, Attention: George Powlick, Vice President--Finance.

  EACH STOCKHOLDER WHO DOES NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON IS URGED TO EXECUTE THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                          By Order of the Board of Directors
                                          Steven Nichols
                                          Chairman of the Board and
                                           President

Westlake Village, California
April 16, 2001

                                                                     APPENDIX A

                            AUDIT COMMITTEE CHARTER
                                OF K-SWISS INC.

                            A Delaware Corporation

  1. Members. The Board of Directors of K.Swiss Inc., a Delaware corporation (the "Company") shall appoint an Audit Committee of at least three members, consisting entirely of "independent" directors of the Board, and shall designate one member as chairperson. For purposes hereof, "independent" shall mean a director who meets the National Association of Securities Dealers, Inc. ("NASD") definition of "independence."

  Each member of the Company's audit committee must be financially literate and at least one member of the audit committee shall have accounting or related financial management expertise, both as provided in the NASD rules.

  2. Purposes, Duties, and Responsibilities. The Audit Committee shall represent the Board of Directors in discharging its responsibilities relating to the accounting, reporting and financial practices of the Company and its subsidiaries, and shall have general responsibility for surveillance of internal controls and accounting and audit activities of the Company and its subsidiaries. Specifically, the Audit Committee shall:

  (i) Recommend to the Board of Directors, and evaluate, the firm of independent certified public accountants to be appointed as auditor of the Company, which firm shall be ultimately accountable to the Board of Directors through the Audit Committee.

  (ii) Review with the independent auditor their audit procedures, including the scope, fees and timing of the audit, and the results of the annual audit examination and any accompanying management letters, and any reports of the independent auditors with respect to interim periods.

  (iii) Review with the independent auditor the written statement from the auditor, required by Independence Standards Board Standard No. 1, concerning any relationships between the auditor and the Company or any other relationships that may adversely affect the independence of the auditor and, based on such review, assess the independence of the auditor.

  (iv) Review and discuss with management and the independent auditor the Company's annual audited financial statements, including a discussion of the auditor's judgment as to the quality of the Company's accounting principles.

  (v) Review with management and the independent auditor the results of any significant matters identified as a result of the independent auditor's interim review procedures prior to the filing of each Form 10-Q or as soon thereafter as possible. The Audit Committee Chair may perform this responsibility on behalf of the Audit Committee.

  (vi)  Review the adequacy of the Company's internal controls.

  (vii) Review significant changes in the accounting policies of the Company and accounting and financial reporting rule changes that may have a significant impact on the Company's financial reports.

  (viii) Review material pending legal proceedings involving the Company and other contingent liabilities.

  (ix) Review the adequacy of the Audit Committee Charter on an annual basis, and recommend changes if the Committee determines changes are appropriate.

  3. Meetings. The Audit Committee shall meet as often as may be deemed necessary or appropriate in its judgment, either in person or telephonically. The Audit Committee shall meet in executive session with the independent auditor at least annually. The Audit Committee may create subcommittees who shall report to the Audit Committee. The Audit Committee shall report to the full Board of Directors with respect to its meetings and shall make such reports to stockholders as are required by applicable regulations or as are deemed advisable in the Committee's judgment. The majority of the members of the Audit Committee shall constitute a quorum.

PROXY                           K-SWISS INC.                              PROXY
                             Class A Common Stock
            Proxy for Annual Meeting of Stockholders, May 17, 2001

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS for the Annual Meeting of Stockholders to be held on May 17, 2001 at 10:00 a.m. at the K-Swiss Corporate Office, 31248 Oak Crest Drive, Westlake Village, California 91361.

     The undersigned hereby acknowledges receipt of the Notice of Annual
Meeting of Stockholders and the accompanying Proxy Statement for the 2001 Annual Meeting and, revoking all prior Proxies, appoints Steven Nichols and George Powlick, and each of them, with full power of substitution in each, the Proxies of the undersigned to represent the undersigned and vote all shares of Class A Common Stock of the undersigned in K-Swiss Inc., at the Annual Meeting of Stockholders to be held on May 17, 2001, and any adjournments or postponements thereof upon the following matters and in the manner designated on the reverse side hereof.

     This Proxy will be voted FOR Item 1 unless otherwise specified.

                                   (Continued and to be signed on reverse side.)


                                           K-SWISS INC.
                                           P.O. BOX 11251
                                           NEW YORK, N.Y. 10203-0251

1. ELECTION OF DIRECTORS   FOR all nominees  [_]   WITHHOLD AUTHORITY to vote    [_]   EXCEPTIONS* [_]
                           listed below            for all nominees listed below

   Nominees: Stephen Fine, Martyn Wilford
   (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name on the space provided below.)

  *Exceptions___________________________________________________________________

2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof and as to which the undersigned hereby confers discretionary authority.








                                    Change of Address and/   [_]
                                    or Comments Mark Here

                            Please sign as name(s) appears. Executors, administrators, guardians, officers of corporations, and others signing in a fiduciary capacity should state their full title as such.

                            Dated:_____________________________________, 2001

                            _________________________________________________

                            _________________________________________________

                            Votes must be Indicated
                            (x) In Black or Blue Ink.  [X]

PLEASE MARK, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

PROXY                            K-SWISS INC.                             PROXY
                             Class B Common Stock
            Proxy for Annual Meeting of Stockholders, May 17 , 2001

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS for the Annual Meeting of Stockholders to be held on May 17, 2001 at 10:00 a.m. at the K-Swiss Corporate Office, 31248 Oak Crest Drive, Westlake Village, California 91361.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement for the 2001 Annual Meeting and, revoking all prior Proxies, appoints Steven Nichols and George Powlick, and each of them, with full power of substitution in each, the Proxies of the undersigned to represent the undersigned and vote all shares of Class B Common Stock of the undersigned in K-Swiss Inc., at the Annual Meeting of Stockholders to be held on May 17, 2001, and any adjournments or postponements thereof upon the following matters and in the manner designated on the reverse side hereof.

     This Proxy will be voted FOR Item 1 unless otherwise specified.

                                   (Continued and to be signed on reverse side.)

                                      K-SWISS INC.
                                      P.O. BOX 11251
                                      NEW YORK, N.Y. 10203-0251

1. ELECTION OF DIRECTORS      FOR all nominees  [_]     WITHHOLD AUTHORITY to vote  [_]     EXCEPTIONS* [_]
                              listed below              for all nominees listed below

   Nominees: Steven Nichols, George Powlick, Lawrence Feldman
    (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominees's name on the space provided below.)

  *Exceptions___________________________________________________________________

2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof and as to which the undersigned hereby confers discretionary authority.





                                      Change of Address and/  [_]
                                      or Comments Mark Here


                            Please sign as name(s) appears. Executors, administrators, guardians, officers of corporations, and other signing in a fiduciary capacity should state their full title as such.

                            Dated:_____________________________________, 2001

                            _________________________________________________

                            _________________________________________________

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